UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Education Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

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The following article including an interview with Randy Churchey, Chairman and Chief Executive Officer of the Registrant, was published in the Memphis Business Journal on June 27, 2018:

EdR CEO talks impact of billion-dollar deal on Memphis, employees, firm

Meagan Nichols Jun 27, 2018, 1:06pm CDT

How did EdR’s multibillion-dollar acquisition deal come about? Market forces.

The Memphis-based developer, owner and manager of collegiate housing, announced June 25 it had entered into a definitive agreement to be acquired by an affiliate of Greystar Real Estate Partners — Greystar Student Housing Growth and Income Fund LP (GEdR) — as part of a $4.6 billion, all-cash deal.

Randy Churchey, CEO and chairman of the board of directors for EdR, told the Memphis Business Journal June 26 that, in late 2017 through April 2018, real estate investment trust (REIT) stocks, such as EdR, were trading at prices below the inherent value of companies. That trend led to interest from prospective buyers for REITs across the industry.

The share price for EdR was trading at about a 25 percent discount to published valuations of its assets, Churchey said.

“We were not looking to sell, but we, like many REITs, were receiving a number of phone calls,” Churchey said. “We fielded a phone call from Greystar. Immediately, our attitude was ‘wow, this is a great organization that has a lot of firepower, but really doesn’t have much in the way of United States student housing.’ … We thought they could pay a strong price but also benefit the organization going forward.”

The transaction is expected to close in the second half of 2018, and EdR’s stockholders will receive $41.50 per share in cash.

But what will the acquisition mean for Memphis and EdR’s 120 local employees?

Churchey said it is business as usual, but there could be tweaks to the brand. For example, the name might change to something similar to “Greystar EdR” or “EdR, a Greystar company,” but no decision has been made.

“It really is Greystar teaming with us and believing the platform we built here in Memphis, Tennessee, is a platform they want to be part of going forward,” Churchey said. “There is a lot of integration stuff we have to do over the next six months, but I fully believe the office will continue to be here; the senior executives will continue to be here; and the staff, as well.”

Across its entire footprint, EdR has more than 1,200 employees and owns or manages 79 properties. That equates to 42,300 beds at 50 universities in 25 states.

Any time two companies merge, there are questions about redundancies in job functions. When asked if staff reductions would occur, Churchey said he did not expect there to be “any meaningful amount of termination” due to the amount of growth they are planning.

Also announced June 25 — a joint venture between an affiliate of Blackstone Real Estate Income Trust Inc. (BREIT) and an affiliate of Greystar will acquire a portfolio of off-campus housing located near university campuses. The Greystar/EdR team will manage those properties.

“Greystar is a global leader in rental housing, but Blackstone is the largest owner of commercial real estate in the world,” Churchey said. “To have this partnership with Greystar and this relationship with Blackstone, I can’t think of a better two partners to grow the company going forward.”

In the past, EdR has had opportunities to do larger projects for universities that would not only include student housing but also multifamily and hotel components. EdR was unable to capitalize on those prospects because it was limited to student housing developments.

“These bigger types of development opportunities where it is a variety of asset classes we wouldn’t pursue before, now, we can,” Churchey said.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which Education Realty Trust, Inc. (the “Company”) operates, and the transactions described in this communication. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Education Realty Operating Partnership, LP (“Company OP”), University Towers Operating Partnership, LP (“DownREIT”), Education Realty OP GP, Inc. (“OP GP”), and University Towers OP GP, LLC (“DownREIT GP” and, together with Company, Company OP, DownREIT and OP GP, the “Company Parties”) and GSHGIF LTP, LP (“Parent”), GSHGIF REIT (“REIT Merger Sub”), GSHGIF Acquisition LP (“OP Merger Sub”), and GSHGIF DownREIT LP (“DownREIT Merger Sub” and, together with Parent, REIT Merger Sub and OP Merger Sub, the “Buyer Parties”); (2) the outcome of any legal proceedings that may be instituted against the Company Parties and others following announcement of the Merger Agreement; (3) the inability to complete the proposed mergers due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed mergers; (4) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the mergers; (5) the impact, if any, of the announcement or pendency of the mergers on the Company’s relationships with colleges and universities; (6) the amount of the costs, fees, expenses and charges related to the mergers and the actual terms of certain financings that will be obtained for the mergers; and (7) other risks that are set forth under “Risk Factors” in the Company’s and Company OP’s 2017 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transactions involving the Company Parties and the Buyer Parties. In connection with the transactions, the Company will file a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Company’s Web site, www.edrtrust.com, or by contacting Edwin B. Brewer, Jr., Executive Vice President and Chief Financial Officer of the Company, telephone 901-259-2500.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.